As filed with the Securities and Exchange Commission on December 12, 2025
Registration No. 333-285035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Crescent Biopharma, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	2834	06-1686563
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
300 Fifth Avenue
Waltham, MA 02451
(617) 430-5595
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Brumm
Chief Executive Officer
Crescent Biopharma, Inc.
300 Fifth Avenue
Waltham, MA 02451
(781) 312-3013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan Murr, Esq.
Branden Berns, Esq.
Chris Trester, Esq.
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
(415) 393-8373

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement became effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-285035 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Crescent Biopharma, Inc., a Cayman Islands exempted company (“Crescent Cayman”), as the successor to Crescent Biopharma, Inc. (formerly known as GlycoMimetics, Inc.), a corporation formed under the laws of the State of Delaware (“Crescent Delaware”). The Registration Statement was declared effective on May 14, 2025.
On June 13, 2025 (the “Closing Date”), Crescent Delaware (prior to the Closing Date, unless context otherwise requires, “GlycoMimetics”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 28, 2024, which agreement was subsequently amended on February 14, 2025 and April 28, 2025 (as amended, the “Merger Agreement”), by and among GlycoMimetics, Gemini Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of GlycoMimetics (“First Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of GlycoMimetics (“Second Merger Sub”), and Crescent Biopharma, Inc., a private Delaware corporation (prior to the Closing Date, unless context otherwise requires, “Pre-Merger Crescent”). On June 13, 2025, First Merger Sub merged with and into Pre-Merger Crescent, with Pre-Merger Crescent continuing as a wholly owned subsidiary of GlycoMimetics and the surviving corporation of the merger (the “First Merger”), and Pre-Merger Crescent merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger,” and together with the First Merger, the “Merger”). After the completion of the Merger, Second Merger Sub changed its corporate name to “Crescent Biopharma Operating Company, LLC” and GlycoMimetics changed its name to “Crescent Biopharma, Inc.” In accordance with an exchange ratio determined in accordance with the terms of the Merger Agreement (the “Exchange Ratio”), at the effective time of the First Merger, (i) each then-outstanding share of Pre-Merger Crescent common stock was converted into the right to receive a number of shares of GlycoMimetics common stock equal to the Exchange Ratio, (ii) each then-outstanding share of Pre-Merger Crescent Series Seed Preferred Stock, par value $0.0001 per share, was converted into the right to receive a number of shares of GlycoMimetics Series A non-voting convertible preferred stock, par value $0.001 per share, equal to the Exchange Ratio divided by 1,000, (iii) each then-outstanding option to purchase Pre-Merger Crescent common stock was assumed by GlycoMimetics and was converted into an option to purchase shares of GlycoMimetics common stock, (iv) each then-outstanding Pre-Merger Crescent restricted stock unit was assumed by GlycoMimetics, and (v) each then-outstanding pre-funded warrant to purchase shares of Pre-Merger Crescent common stock was converted into a pre-funded warrant to purchase shares of GlycoMimetics common stock.
Immediately prior to the consummation of the Merger, GlycoMimetics effected a 1-for-100 reverse stock split of GlycoMimetics common stock, which became legally effective on June 13, 2025 (the “Reverse Stock Split”). Crescent Delaware’s common stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on June 16, 2025.
On June 16, 2025, Crescent Delaware changed its jurisdiction of incorporation from the State of Delaware to the Cayman Islands, as described further below (the “Redomestication”). Crescent Cayman expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the purposes of this Amendment and the Registration Statement, references to the “Company,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Redomestication, Crescent Delaware, and, as of any time after the Redomestication, Crescent Cayman. The information contained in this Amendment sets forth additional information to reflect the Redomestication. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Redomestication will not reflect the change in our jurisdiction of incorporation or capital structure.
The Redomestication was effected in the manner described in the section of the Registration Statement titled “Proposal No. 4 – The Redomestication Proposal.” In the Redomestication, Crescent Delaware discontinued its existence as a corporation under Section 266 of the Delaware General Corporation Law (the “DGCL”) and, pursuant to the Companies Act, as amended, of the Cayman Islands (the “Companies Act”), continued its existence as a
i

Cayman Islands exempted company limited by shares. The business, assets and liabilities of the Company, as well as its principal place of business and fiscal year, were the same immediately after the Redomestication as they were immediately prior to the Redomestication. In addition, the directors and executive officers of the Company immediately after the Redomestication were the same individuals who were directors and executive officers, respectively, of Crescent Delaware immediately prior to the Redomestication.
As a result of and upon the effective time of the Redomestication, among other things, (i) each share of common stock, par value $0.001 per share, of Crescent Delaware (the “Crescent Delaware Common Stock”) issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable ordinary share, par value $0.001 per share, of Crescent Cayman (a “Crescent Cayman Ordinary Share”), (ii) each share of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, of Crescent Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of Series A Non-Voting Convertible Preferred Share, par value $0.001 per share, of Crescent Cayman, (iii) each option to purchase Crescent Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued option to purchase Crescent Cayman Ordinary Share, (iv) each restricted stock unit of Crescent Delaware issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued restricted stock unit of Crescent Cayman, and (v) each warrant to purchase shares of Crescent Delaware Common Stock issued and outstanding immediately prior to the Redomestication converted, on a one-for-one basis, into a duly authorized and validly issued warrant to purchase Crescent Cayman Ordinary Shares.
The rights of holders of Crescent Cayman Ordinary Shares are now governed by Crescent Cayman’s memorandum and articles of association (the “Cayman Articles”) and Cayman Islands law, which are described in Crescent Delaware’s definitive proxy statement/prospectus filed on Form S-4 with the Securities and Exchange Commission (the “Commission”), most recently amended on May 12, 2025 and declared effective on May 14, 2025 (the “Final Prospectus”). The Final Prospectus formed part of the Registration Statement.
The registration fees were paid at the time of filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.
ii

PART I
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 4. Terms of the Transaction.

The following is a description of certain terms and provisions of the ordinary shares of the Company following the Redomestication. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by, the Company’s memorandum and articles of association (the “Articles”), the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Shares (the “Series A Certificate of Designation”), and the Companies Act. Copies of the Articles and Series A Certificate of Designation have been filed and incorporated by reference as exhibits herein.

General

The authorized share capital of the Company under the Articles is US$180,000 divided into 175,000,000 “ordinary shares,” having a par value of US$0.001 per share; and 5,000,000 “preferred shares,” having a par value of US$0.001 per share. Subject to the rights and restrictions of holders of any series of Series A Preferred Shares (as defined below) specified by the Articles or the Series A Certificate of Designation, the Company may increase its authorized share capital through an ordinary resolution (the affirmative vote of a simple majority of the votes cast at a general meeting). See “Preferred Shares” below for further information.

Ordinary Shares

Voting Rights

Each holder of ordinary shares will carry the right to receive notice of, to attend and to vote one vote per ordinary share at any Company general meeting.

Structure of Board of Directors

The board of directors of the Company (the “Board”) will be divided into three classes: Class I, Class II and Class III. The Board will be authorized to assign members of the directors already in office to such classes in accordance with a resolution or resolutions adopted by the Board. At each annual general meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the particular class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The Class I directors shall stand appointed for a term expiring at the Company’s first annual general meeting following the general meeting at which the Articles are adopted, the Class II directors shall stand appointed for a term expiring at the Company’s second annual general meeting following the general meeting at which the Articles are adopted and the Class III directors shall stand appointed for a term expiring at the Company’s third annual general meeting following the general meeting at which the Articles are adopted.

At all times when at least 30% of the originally issued Series A Preferred Shares (as defined below) remains issued and outstanding: (i) the holders of record of the Series A Preferred Shares, exclusively and voting together as a separate class on an as-converted to ordinary shares basis, shall be entitled to elect two directors (“Preferred Directors”); and (ii) the holders of the ordinary shares and of any other class or series of voting shares (including the Series A Preferred Shares), exclusively and voting together as a single class on an as-converted to ordinary shares basis, shall be entitled to elect the balance of the total number of directors of the Company. Each Preferred Director shall be entitled to three votes on each matter presented to the Board.

Preemptive Rights
Company shareholders will not have preemptive rights. Thus, if additional ordinary shares are issued, the current holders of ordinary shares will own a proportionately smaller interest in a larger number of outstanding ordinary shares to the extent that they do not participate in the additional issuance.

Distributions to Shareholders
Subject to the Companies Act, the Articles and any certificate of designation, and except as otherwise provided by the rights attached to any shares, the directors may resolve to declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the dividends or other distributions out of the funds of the Company lawfully available therefor. All dividends shall be declared and paid according to the amounts paid up on the ordinary shares, but if and for so long as nothing is paid up on any of the ordinary shares, dividends may be declared and paid according to the par value of the ordinary shares. Dividends may be paid in cash, in property, or in shares.

Other Matters
All outstanding ordinary shares will be fully paid and nonassessable. The ordinary shares will not be subject to redemption or sinking fund provisions.

Preferred Shares
The Articles provide that, whenever the capital of the Company is divided into different classes (and as otherwise determined by the board of directors) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent required under the terms of any certificate of designation (if applicable) or, where there is no certificate of designation or the certificate of designation does not provide for a consent threshold, the consent in writing of the holders of simple majority of the issued ordinary or preferred shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the ordinary or preferred shares of such class by a simple majority of the votes cast at such a meeting. The directors may vary the rights attaching to any class without the consent or approval of shareholders; provided that the rights will not, in the determination of the directors, be materially adversely varied or abrogated by such action.

The Articles also provide that the rights conferred upon the holders of the ordinary or preferred shares of any class shall not, unless otherwise expressly provided by the terms of issue of the relevant class, be deemed to be materially adversely varied or abrogated by the creation, allotment or issue of ordinary or preferred shares ranking pari passu with them, subsequent to them, with preferred rights (including enhanced voting rights) or the redemption or purchase of any of the relevant class by the Company.

The Board has designated a series of preferred shares through the Series A Certificate of Designation: Series A Non-Voting Convertible Preferred Shares (the “Series A Preferred Shares”). Except as otherwise provided for in the Articles, the Series A Certificate of Designation or at law, a holder of Series A Preferred Shares will not have voting rights. The Series A Certificate of Designation provides for certain voting rights in relation to the election of directors as discussed under “Ordinary Shares— Structure of Board of Directors”. In addition, as long as any Series A Preferred Shares are issued and outstanding, the Company will not, without the affirmative vote of the Preferred Directors, acting together, or the holders of a simple majority of the then issued and outstanding Series A Preferred Shares: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Shares or alter or amend the Series A Certificate of Designation, amend the Articles, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Company preferred shares, in each case if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Shares, regardless of whether any of the foregoing actions will be by means of amendment to the Articles or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further Series A Preferred Shares or increase or decrease (other than by conversion) the number of authorized Series A Preferred Shares, (iii) at any time while at least 30% of the originally issued Series A Preferred Shares remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Series A Certificate of Designation) or (B) any merger or consolidation of the Company or other business combination in which the shareholders of the Company immediately before such transaction do not hold at least a simple majority on an as-converted-to-ordinary shares basis of the share capital of the Company immediately after such transaction, (iv) increase the authorized number of directors constituting the Board or change the number of votes entitled to be cast by any director or directors on any matter or (v) enter into any agreement with respect to any of the foregoing that does not explicitly require the approval contemplated to consummate such transaction.

Anti-Takeover Provisions

Certain provisions of Cayman Islands law and the Articles, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board.

Removal of Directors

Subject to the rights and restrictions of holders of any series of preferred shares to remove directors specified by the Articles or any certificate of designation, any individual director or the Board may only be removed with cause by a special resolution passed by the affirmative vote of not less than two-thirds of the votes cast at a general meeting.

At all times when at least 30% of the originally issued Series A Preferred Shares remains issued and outstanding, any Preferred Director may be removed without cause only by the affirmative vote of the holders of a simple majority of the Series A Preferred Shares.

Vacancies on the Board of Directors

Subject to the rights of the holders of any series of preferred shares, including pursuant to any certificate of designation, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the shareholders as permitted in accordance with the Articles and any certificate of designation, be filled only by the affirmative vote of a simple majority of the voting power of the directors then in office, or by unanimous written consent of all directors, or by a sole remaining director and not by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

At all times when at least 30% of the originally issued Series A Preferred Shares remains issued and outstanding, any vacancies of a Preferred Director directorship resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of the holders of a simple majority of the Series A Preferred Shares.

Shareholder Action by Written Consent

A resolution in writing signed by all the shareholders entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Special Meetings of Shareholders

Under Cayman Islands law, there is no statutory right for shareholders to call a general meeting where the articles of association provide for the calling of meetings. Where the articles of association provide for calling of meetings, the ability to convene such a meeting will be governed by the company’s articles of association.

General meetings of the Company shareholders may be called, for any purpose as is a proper matter for shareholder action under Cayman Islands law, by (i) the chairman of the Board, (ii) the chief executive officer, or (iii) the Board pursuant to a resolution adopted by a simple majority of the voting power of the directors present at a meeting of directors or by unanimous written consent of all directors.

The Board shall determine the date, time and place (including any electronic facility), if any, of such general meeting. Upon determination of the date, time and place (including any electronic facility), if any, of the meeting, the Board or secretary shall cause a notice of general meeting to be given to the Company shareholders entitled to vote, in accordance with the Articles. No business may be transacted at such special meeting otherwise than specified in the notice of general meeting.

Shareholder Vote for Mergers and Other Corporate Reorganizations

Under Cayman Islands law, a company may merge with another company (wherever incorporated, provided that such merger is not prohibited by the laws of the jurisdiction of incorporation of that company) pursuant to the Companies Act. A merger under Cayman Islands law requires the approval by a special resolution, which in the context of a general meeting of the Company requires (i) not less than a two-thirds majority of the votes cast by such shareholders attending and voting in person or, where proxies are allowed, by proxy at a quorate general meeting of the Company or (ii) the written resolution of all shareholders entitled to vote at such general meeting.

No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger (including the memorandum and articles of association of the company) is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Under Cayman Islands law, a Cayman Islands exempted company may be acquired through a tender offer by a third party. Where the holders of 90% or more in value of a class of the Company’s shares (excluding any shares already beneficially owned by the offeror) have within four months of the making of an offer accepted an offer for their shares in the Company, the remaining shareholders in that class may be statutorily required to also transfer their shares by notice given at any time within two months of the expiry of the four month period, unless, within one month, the non-tendering shareholders can obtain a Cayman court order otherwise providing. If the offeror has acquired acceptances of 90% of all the Company’s shares but does not exercise its “squeeze out” right, then the non-accepting shareholders have no statutory right to require the offeror to acquire their shares on the same terms as the original offer.

A Cayman Islands exempted company may also be acquired by a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Cayman court and the approval of shareholders representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are effectively excluded from the tally of a vote on the scheme because such shares will be considered to belong to a separate class for the purposes of approving the scheme.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual general meeting of shareholders: (i) pursuant to the Company’s notice of meeting of shareholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board; or (iii) by any shareholder of the Company who was a shareholder of record at the time of giving the shareholders’ notice provided for in the Articles below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Articles. Such notice must be received by the Company not later than the close of business on the ninetieth day and no earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting, in the case of an annual meeting nomination, and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting, in the case of a general meeting nomination.

No Cumulative Voting

The Companies Act does not provide for cumulative voting as a mechanism for electing directors and if a Cayman Islands exempted company wants to allow cumulative voting, it must explicitly set out in its articles of association. The Articles do not provide for cumulative voting.

Amendment of Articles

Subject to the Companies Act and the rights attaching to the various classes, including pursuant to any certificate of designation, the Company may at any time and from time to time by special resolution passed by the affirmative vote of not less than two-thirds of the votes cast at a general meeting alter or amend the memorandum of association forming a part of the Articles in whole or in part.

Other Shareholder Rights

Certain other provisions of Cayman Islands law and the Articles summarized below also have important effects on the rights of shareholders of the Company.

Shareholder Inspection Rights

Under Cayman Islands law, shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company, though directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of a Cayman Islands exempted company or any of them will be open to the inspection of shareholders not being directors.

Appraisal or Dissenter’s Rights

Generally, under Cayman Islands law, shareholders of a Cayman Islands exempted company do not have statutory appraisal rights; provided that in the event of a statutory merger under the Companies Act a shareholder shall be entitled to receive the fair value of their shares upon dissenting from such merger. Rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Exclusive Forum

The Articles provide that, unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each member’s shareholding in the Company, including but not limited to: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of the Company to the Company or the members; (c) any action asserting a claim arising pursuant to any provision of the Companies Act, the Articles; or (d) any action asserting a claim against the Company concerning its internal affairs and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

Business Opportunities

Cayman Islands law does not have a codified corporate opportunity doctrine and a director’s obligations in relation to business opportunities are governed by general fiduciary duties which include the duty to act in good faith and in the best interests of the company, the duty to avoid conflicts of interests and a duty to exercise independent judgement and avoid self-dealing. A Cayman Islands director may engage in business activities outside a Cayman Islands exempted company, provided that they have disclosed any personal interest in the opportunity. If the director properly declares their interest at a board meeting, Cayman Islands law generally permits the company to approve the transaction. A director may also vote on resolutions related to such a contract provided the interest has been disclosed.

Shareholders’ Derivative Actions

In most cases, under Cayman Islands law, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s directors or officers usually may not be brought by a shareholder. While derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions, they are less common relative to similar claims brought in Delaware pursuant to the Delaware law. In addition, Cayman Islands law does not specifically restrict a Cayman Islands exempted company from exculpating its directors or officers from liability for negligence or a breach of duty, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to limit liability against willful default, willful neglect, actual fraud or the consequences of committing a crime.

Limitation on Director and Officer Liability

The Companies Act does not restrict the authority of a Cayman exempted company to indemnify its directors, officers, employees or agents.

The Articles provide that no Indemnified Person (as defined below) shall be liable: (a) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the Company; or (b) for any loss on account of defect of title to any property of the Company; or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or (d) for any loss incurred through any bank, broker or other similar person; or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution of discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto; unless the same shall happen through such Indemnified Person’s own actual fraud, willful default or willful neglect as determined by a court of competent jurisdiction.

Indemnification

The Articles provide that, to the fullest extent permitted by law, every director (including any alternate director appointed pursuant to the provisions of the Articles), secretary, assistant secretary, or other officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, willful default or willful neglect as determined by a court of competent jurisdiction, (i) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), (ii) in the execution or discharge of his or her duties, powers, authorities or discretions, or (iii) in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Each shareholder waives any claim or right of action they might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, willful default or willful neglect which may attach to such director or officer.

The Company will pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under the Articles or otherwise.

The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out above will not be exclusive of any other rights that any Indemnified Person may have or hereafter acquire pursuant to an agreement with the Company or otherwise.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

The courts of the Cayman Islands may be unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Transfer Agent and Registrar

Equiniti Trust Company, LLC serves as the transfer agent and registrar for the Company’s ordinary shares.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “CBIO.” The CUSIP assigned to the Company’s ordinary shares is G2545C104.

Item 14. Information with Respect to Registrants Other Than S-3 Registrants.

Audited Financial Statements

To reflect the Reverse Merger Exchange Ratio, the audited financial statements of Pre-Merger Crescent as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024 and the related notes thereto have been retroactively adjusted and are filed herewith as Exhibit 99.1 and are incorporated herein by reference. There have been no other changes to such financial statements.

Unaudited Financial Statements

The unaudited interim condensed financial statements of the Company as of and for the nine months ended September 30, 2025 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

To reflect the Reverse Merger Exchange Ratio, the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2024 and for the period from September 19, 2024 (Inception) to December 31, 2024 has been retroactively adjusted and is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the nine months ended September 30, 2025 is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

PART II
INFORMATION NOT REQUIRED IN DOCUMENT
Item 20. Indemnification of Directors and Officers.
Under Cayman Islands law, in most cases, a Cayman Islands exempted company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) a Cayman Islands exempted company’s directors or officers usually may not be brought by a shareholder. However, based on both Cayman Islands and English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which: a company is acting, or proposing to act, illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or those who control the company are perpetrating a “fraud on the minority.” In those instances, a shareholder may have a direct right of action against a Cayman Islands exempted company where the individual rights of that shareholder have been infringed or are about to be infringed.
The Companies Act does not restrict the authority of a Cayman Islands exempted company to indemnify its directors, officers, employees or agents, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. The Cayman Articles provide for indemnification for every director and officer of Crescent Cayman.
Cayman Islands law does not restrict the authority of a Cayman Islands exempted company to advance expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, but there is no statutory provision expressly requiring or governing advancement of expenses. Instead, the ability to advance expenses is typically addressed in a Cayman Islands exempted company’s articles of association. The Cayman Articles provide for expense advancement provisions for indemnified persons.
Crescent Cayman has entered into indemnification agreements with each of its directors and executive officers that obligate us to indemnify, hold harmless, exonerate, and to advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of Crescent Cayman or its subsidiaries.
The Cayman Articles also provide that Crescent Cayman may maintain insurance to protect a director or an officer against liability. Crescent Cayman has obtained insurance that covers certain liabilities of its directors and officers.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise.
Crescent Cayman’s indemnification obligations may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Crescent Cayman’s officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Crescent Cayman pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21. Exhibits and Financial Statement Schedules.

(a)	See Exhibit Index.

Item 22. Undertakings

1.The undersigned Registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

iii.To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

3.The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

6.The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

Exhibit Index

Exhibit Number	Description

2.1	Plan of Conversion (incorporated by reference to Exhibit 2.4 to Registrant’s Current Report on Form 8-K (File No. 001-36177) filed with the SEC on June 18, 2025).

3.1
Memorandum and Articles of Association of Crescent Biopharma, Inc. (incorporated by reference to Exhibit 3.4 to Registrant’s Current Report on Form 8-K (File No. 001-36177) filed with the SEC on June 18, 2025).

3.2
Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Shares, effective June 16, 2025 (incorporated by reference to Exhibit 3.6 to Registrant’s Current Report on Form 8-K (File No. 001-36177) filed with the SEC on June 18, 2025).

5.1*	Opinion of Walkers Cayman LLP.

10.1
Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.5 to Registrant’s Current Report on Form 8-K (File No. 001-36177) filed with the SEC on June 18, 2025).

23.1*	Consent of Walkers Cayman LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

99.1*	Audited Financial Statements of Crescent Biopharma, Inc. as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024.

99.2*	Unaudited Interim Condensed Financial Statements of Crescent Biopharma, Inc. as of and for the nine months ended September 30, 2025.

99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024.

99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the nine months ended September 30, 2025.
__________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 12, 2025.

CRESCENT BIOPHARMA, INC.

By:	/s/ Joshua Brumm
Name:	Joshua Brumm
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Brumm, Richard Scalzo, and Ryan Lynch, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Brumm	Chief Executive Officer and Director	December 12, 2025
Joshua Brumm	(Principal Executive Officer)

/s/ Richard Scalzo	Chief Financial Officer	December 12, 2025
Richard Scalzo	(Principal Financial Officer)

/s/ Ryan Lynch	Treasurer, Senior Vice President of Finance and Chief Accounting Officer	December 12, 2025
Ryan Lynch	(Principal Accounting Officer)

/s/ Peter Harwin	Chair and Director	December 12, 2025
Peter Harwin

/s/ Alexandra Balcom	Director	December 12, 2025
Alexandra Balcom

/s/ David Lubner	Director	December 12, 2025
David Lubner

/s/ Susan Moran	Director	December 12, 2025
Susan Moran

/s/ Jonathan Violin	Director	December 12, 2025
Jonathan Violin